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                                                                    EXHIBIT 10.9


June 16, 1998


Mr. Richard Kreysar
110 Tuscarry Way
Danville, CA 94506

Dear Rick:

On behalf of Accrue Software Inc., I am pleased to offer you the position of President and Chief Executive Officer, reporting to the Board of Directors. In addition to your role of CEO, you'll also be elected to serve as a Director. Your annual salary will be $200,000. In addition, you will receive the company's standard employee benefit package.

You will also be eligible for an annual bonus equal to up to one half of your salary upon achievement of plan, with additional uncapped upside based on revenue achievement above plan. This bonus will be based on achievement of specific milestones. The milestones will be proposed by you by January of each year (or within 45 days of your start date in the first year), and will be negotiated and approved by the Board of Directors.

In addition, Accrue is offering you an option to purchase Common Stock representing 8 1/4% of the fully diluted Accrue shares outstanding, post the current round of financing. The exercise price of the option will be equal to the fair market value of Accrue's Common Stock on the date the Board grants your stock option. Your option will commence vesting upon your start of employment and is contingent on continued employment. After the first year of employment, 1/4 of the shares will vest and thereafter, 1/36 of the remaining shares will vest each month. This grant, which is immediately exercisable, will be subject to a Repurchase Agreement, which lapses according to the vesting schedule. If you leave the Company, the terms and conditions of this repurchase are specified in the Company's Stock Option Agreement. Furthermore, Accrue will offer you a full-recourse note to facilitate your participation in such a stock purchase, with details to be defined in an amendment to our Stock Option Plan.

Should Accrue undergo a change of control, your vesting in this option would be accelerated by one year. In addition, in the event of a change of control, should your employment and as a result of termination other than for cause, or as a result of "constructive termination," vesting would be accelerated by an additional year.

Should your job be terminated involuntarily for any reason other than "for cause," your salary, benefits, and stock option vesting will continue for six months beyond the date of termination, or one year from your date of hire, whichever is later.

When Accrue offers to sell preferred stock to other investors, you will be offered the opportunity to purchase that same series of stock, at the same price, to maintain your pro rata equity position (or less, at your discretion) in the Company.

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This offer of employment is contingent upon your completing, signing, and returning to us, this offer letter. You will also be asked to sign a Non-Disclosure Agreement and a Proprietary Information Agreement as part of your new hire orientation. For purposes of federal immigration law (Immigration Reform and Control Act of 1986) you are also required to provide documentary evidence of your eligibility for employment in the United States.

Further, your employment with Accrue is "at will" and may be terminated by either the employee or employer at any time, for any reason. Nothing in this offer is to be construed as a contract of employment for any specific length of time. Except for the Non-Disclosure Agreement and the Proprietary Information Agreement and any rights in employee benefits generally offered to employees of Accrue, this offer represents the entire agreement related to your employment with Accrue and supersedes all prior or contemporaneous oral or written communications and representations.

Except for injunctive proceedings against unauthorized disclosure of confidential information, any and all claims or controversies between you and Accrue, including but not limited to any claim based in tort, contract or employment discrimination or any claim based on any federal or state regulation, shall be settled by arbitration in accordance with the then commercial arbitration rules of the American Arbitration Association. The location of the arbitration shall be San Jose, California.

Rick, we are pleased to welcome you to Accrue Software, Inc. All of the team members that have met you, our investors, and especially myself, are excited about working with you. Please signify your acceptance of our offer by signing below and returning this letter to me, no later than Wednesday, June 17th.

Sincerely,
ACCRUE SOFTWARE, INC.


/s/ JOHN FEIBER
-----------------------------------
John Feiber, Mohr Davidow Venturas

Acknowledged receipt and accepted offer:

/s/ RICHARD KREYSAR                    Richard Kreysar
-----------------------------------    -----------------------------------------
Name, Signature                        Name, Printed

6/17/98
-----------------------------------
Today's Date

6/22/98
-----------------------------------
Start Date


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                          PLEDGE AND SECURITY AGREEMENT


     This Pledge and Security Agreement (the "Agreement") is entered into this 1st day of October, 1998 by and between Accrue Software, Inc., a Delaware corporation (the "Company") and Richard Kreysar ("Borrower").

                                    RECITALS

     The Company has loaned $192,681.96 to Borrower pursuant to a promissory note of even date herewith (the "Note"). The Company requires that the Note be secured by a pledge of certain shares of the Company's Common Stock (the "Share") pursuant to a Restricted Stock Purchase Agreement dated October 1, 1998 between Borrower and the Company on the terms set forth below.

                                    AGREEMENT

     In consideration of the Company's acceptance of the Note as full or partial payment of the exercise price of the Shares, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The Note shall become payable in full upon the voluntary or involuntary termination or cessation of employment of Borrower with the Company, for any reason, with or without cause (including death or disability).

     2. Borrower shall deliver to the Secretary of the Company, or his or her designee (hereinafter referred to as the "Pledge Holder"), all certificates representing the Shares, together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by Borrower and by Borrower's spouse (if required for transfer), in blank, for use in transferring all or a portion of the Shares to the Company if, as and when required pursuant to this Agreement. In addition, if Borrower is married, Borrower's spouse shall execute the signature page attached to this Agreement.

     3. As security for the payment of the Note and any renewal, extension or modification of the Note, Borrower hereby grants to the Company a security interest in and pledges with and delivers to the Company Borrower's Shares (sometimes referred to herein as the "Collateral").

     4. In the event that Borrower prepays all or a portion of the Note, in accordance with the provisions thereof, Borrower intends, unless written notice to the contrary is delivered to the Pledge Holder, that the Shares represented by the portion of the Note so repaid, including annual interest thereon, shall continue to be so held by the Pledge Holder, to serve as independent collateral for the outstanding portion of the Note for the purpose of commencing the holding period set forth in Rule 144(d) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


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     5.   In the event of any foreclosure of the security interest created by this Agreement, the Company may sell the Shares at a private sale or may repurchase the Shares itself. The parties agree that, prior to the establishment of a public market for the Shares of the Company, the securities laws affecting sale of the Shares make a public sale of the Shares commercially unreasonable. The parties further agree that the repurchasing of such Shares by the Company, or by any person to whom the Company may have assigned its rights under this Agreement, is commercially reasonable if made at a price determined by the Board of Directors in its discretion, fairly exercised, representing what would be the Fair Market Value of the Shares reduced by any limitation on transferability, whether due to the size of the block of shares or the restrictions of applicable securities laws.

     6. In the event of default in payment when due of any indebtedness under the Note, the Company may elect then, or at any time thereafter, to exercise all rights available to a secured party under the California Commercial Code including the right to sell the Collateral at a private or public sale or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

          (a) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Agreement and the Note, including, without limitation, reasonable attorney's fees and legal expenses incurred by the Company.

          (b) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under Borrower's Note.

          (c)  Any remaining proceeds shall be delivered to Borrower.

     7. Upon full payment by Borrower of all amounts due under the Note, Pledge Holder shall deliver to Borrower all Shares in Pledge Holder's possession belonging to Borrower, and Pledge Holder shall thereupon be discharged of all further obligations under this Agreement; provided, however, that Pledge Holder shall nevertheless retain the Shares as escrow agent if at the time of full payment by Borrower said Shares are still subject to a Repurchase Option in favor of the Company.

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     The parties have executed this Pledge and Security Agreement as of the date first set forth above.

                                       COMPANY:

                                       ACCRUE SOFTWARE, INC.


                                       By: /s/ Richard Kreysar
                                          ---------------------------------
                                       Name: Richard Kreysar
                                            -------------------------------
                                            (print)
                                       Title: President and CEO
                                             ------------------------------

                                       Address:
                                       1275 Orleans Drive
                                       Sunnyvale, CA 94089

                                       BORROWER:

                                       RICHARD KREYSAR

                                       /s/ Richard Kreysar
                                       ------------------------------------
                                       (Signature)

                                       ------------------------------------
                                      (Print Name)

                                       Address:

                                       ------------------------------------

                                       ------------------------------------

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                                 PROMISSORY NOTE


$192,681.96                                                Sunnyvale, California
                                                                 October 1, 1998


     For value received, the undersigned promises to pay Accrue Software, Inc., a Delaware corporation (the "Company"), at its principal office the principal sum of $192,681.91 with interest from the date hereof at a rate of 5.06% per annum, compounded semiannually, on the unpaid balance of such principal sum. Such principal and interest shall be due and payable on October 1, 2002.

     If the undersigned's employment or consulting relationship with the Company is terminated prior to payment in full of this Note, this Note shall be immediately due and payable.

     Principal and interest are payable in lawful money of the United States of America. AMOUNTS DUE UNDER THIS NOTE MAY BE PREPAID AT ANY TIME WITHOUT PREMIUM OR PENALTY.

     Should suit be commenced to collect any sums due under this Note, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

     This Note, which is full recourse, is secured by a pledge of certain shares of Common Stock of the Company and is subject to the terms of a Pledge and Security Agreement between the undersigned and the Company of even date herewith.

                                       /s/ Richard Kreysar
                                       ------------------------------
                                       Richard Kreysar